NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M. EASTERN TIME, ___________________ __, 2001.

                                                             For the Purchase of
                                                            __________ shares of
                                                                    Common Stock
No. _______________________


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                                ENTERACTIVE, INC.

                            (A Delaware corporation)


         Enteractive, Inc., a Delaware corporation (the "Company"), hereby certifies that for value received, __________ or his, her or its registered assigns (the "Registered Holder"), residing at ____________________, is entitled, subject to the terms set forth below, to purchase from the Company, pursuant to this Warrant ("Warrant"), at any time or from time to time until ____________ ("Expiration Date"), ________________ shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a purchase price equal to $4.00 per share of Common Stock. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

         1.       Exercise.

                  (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Exhibit I duly executed by such Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full,in lawful money of the United States, of an amount equal to the then applicable Purchase Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection l(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection I (c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (c) As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of the Registered Holder and delivered to you:

                           (i) a certificate or  certificates  for the number of
full shares of Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, a Warrant Share representing the remainder of the fractional share to the next whole Warrant Share, and

                           (ii) in case such  exercise  is in part  only,  a new
warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection l(a) above.

         2.       Adjustments.

                  (a) Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, or a similar change in the Company's capitalization occurs which affects the outstanding Common Stock, as a class, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Purchase Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, the Company shall arrange for the other party to the transaction to agree to, and lawful provision shall be made, so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if -any, still exercisable), the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         3. Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Act or an exemption from the registration requirements of the Act and any other applicable restrictions, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. The Warrant Shares issued upon exercise thereof shall be imprinted with legends in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM

         THE REGISTRATION REQUIREMENTS OF SAID ACT ADD COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         4. Redemption. The Warrants may be called for redemption by the Company at any time when the Registration Statement (as defined herein) is current and effective at a redemption price of $.01 per Warrant upon not less than 30 days' prior written notice if the last sale price of the Common Stock has been at least $10.00 per share (subject to adjustment in certain circumstances) on each of the five consecutive trading days ending on the third day prior to the date on which notice is given.

         5. Registration Rights of Warrant Holder. The Company has agreed to register the Warrants and Warrant Shares issuable hereunder on a Registration Statement under the Act ("Registration Statement") with the Securities and Exchange Commission in accordance with Section 7 of the Subscription Agreement between the Company and the initial Registered Holder. These registration rights shall inure to the benefit of any transferee of the Warrants and the Warrant Shares.

         6.       Notices of Record Date.  In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this

Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.


         7. Reservation and Maintenance of Listing of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and shall use its best efforts to list and maintain the quotation of the Warrant Shares on the same system or exchange as the Company's outstanding Common Stock.

         8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         9.       Transfers, etc.

                  (a) The Company will maintain or cause to be maintained a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

                  (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         10. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

         11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

         14. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

         15. Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder:         To his or her address on page I of this Warrant.

The Company:               Enteractive, Inc.
                           110 West 40th Street
                           Suite 2100
                           New York, New York 10018
                           Attn: Andrew Gyenes, Chairman
                           Fax: (212) 730-6045

         with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attn: Steven Wolosky, Esq.
                           Fax:  (212) 755-1467

Placement Agent:           GKN Securities Corp.
                           61 Broadway
                           New York, New York 10017
                           Attn: David M. Nussbaum, Esq.
                           Fax: (212) 809-6189
         with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016-2097
                           Attn: David Alan Miller, Esq.
                           Fax:  (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.


                                   ENTERACTIVE, INC.



                                   By:/s/ Andrew Gyenes
                                      -----------------------
                                      Andrew Gyenes, Chairman

                                                                       EXHIBIT I

                               NOTICE OF EXERCISE

TO:      Enteractive, Inc.
         110 West 40th Street
         Suite 2100
         New York, New York 10018

         1. The undersigned hereby elects to purchase shares of the Common Stock of Enteractive, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         3. The undersigned represents that it will sell the shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.


                                             ----------------------------------
                                             (Name)


                                             -----------------------------------
                                             (Address)


                                             -----------------------------------

                                             -----------------------------------


                                             -----------------------------------
                                             (Taxpayer Identification Number)


----------------------------------
[print name of Registered Holder]


By:
   -------------------------------

Title:
      ----------------------------

Date:
     -----------------------------